Exhibit 4(d)

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                               AVISTA CORPORATION




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                              OFFICER'S CERTIFICATE




                      (Under Section 301 of the Indenture,
                           dated as of April 1, 1998)





                  Establishing Series of Securities Designated
                        ___________________, Series ____





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

                               AVISTA CORPORATION

                              OFFICER'S CERTIFICATE
                      (Under Section 301 of the Indenture,
                           dated as of April 1, 1998)

                  I, _______________,  a _________________ of AVISTA CORPORATION
(the "Company"), in accordance with Section 301 of the Indenture, dated as of April 1, 1998 (the "Indenture", capitalized terms used herein and not defined herein having the meanings specified in the Indenture), of the Company to JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), trustee (the "Trustee"), do hereby establish a series of Securities having the terms and characteristics set forth in this Officer's Certificate.

PART I

                  Set forth below in this Part I are the terms and characteristics of the series of Securities established hereby referred to in clauses (a) through (t) in the second paragraph of Section 301 of the Indenture (the lettered clauses set forth herein corresponding to such clauses in said
Section 301).

                  (a) the title of the Securities of such series, being Series No. __ under the Indenture, shall be "_______________, Series __" (the Securities of such series, for purposes of this Officer's Certificate, being sometimes hereinafter called the "Notes");

                  (b) the aggregate principal amount of Notes which may be authenticated and delivered under the Indenture shall not be limited;

                  (c) interest on the Notes shall be payable to the Person or Persons in whose names the Notes are registered at the close of business on the Regular Record Date for such interest, except as otherwise expressly provided in the form of [Fixed Rate] Note attached hereto and hereby authorized and approved;

                  (d)  the   principal   of  the  Notes   shall  be  payable  on
___________, _____;

                  (e) [provisions relating to interest rate(s) will be inserted here];

                  (f) the corporate trust office of JPMorgan Chase Bank in New York, New York shall be the place at which (i) the principal of, premium, if any, and interest, if any, on the Notes at Maturity shall be payable upon presentment and interest prior to Maturity shall be payable as specified in the form of Note attached hereto, (ii) registration of transfer of the Notes may be effected, (iii) exchanges of Notes may be effected and (iv) notices and demands to or upon the Company in respect of the Notes and the Indenture may be served; and JPMorgan Chase Bank shall be the Security Registrar and a Paying Agent for the Notes; PROVIDED, HOWEVER, that the Company reserves the right to change, by one or more Officer's Certificates supplemental to this Officer's Certificate, any such place or the Security Registrar or such Paying Agent; and PROVIDED, FURTHER, that the Company reserves the right to designate, by one or more Officer's Certificates supplemental to this Officer's Certificate, its principal corporate office

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

in Spokane, Washington as any such place or itself as the Security Registrar;

                  (g) [optional redemption provisions, if any, will be inserted here];

                  (h) [mandatory redemption provisions, if any, will be inserted here];

                  (i) the Notes shall be issued in denominations of $1,000 and any integral multiple thereof;

                  (j) inapplicable;

                  (k) inapplicable;

                  (l) inapplicable;

                  (m) inapplicable;

                  (n) inapplicable;

                  (o) [conversion provisions, if any, will be inserted here];

                  (p) inapplicable;

                  (q) the Notes are initially to be issued in global form, registered in the name of Cede & Co., as nominee for The Depository Trust Company (the "Depositary"). Such Notes shall not be transferable or exchangeable, nor shall any purported transfer be registered, except as follows:

                  (i) such Notes may be transferred in whole, and appropriate registration of transfer effected, if such transfer is by such nominee to the Depositary, or by the Depositary to another nominee thereof, or by any nominee of the Depositary to any other nominee thereof, or by the Depositary or any nominee thereof to any successor securities depositary or any nominee thereof; and

                  (ii)  such  Notes  may  be  exchanged  for  definitive   Notes
         registered in the respective names of the beneficial holders thereof, and thereafter shall be transferable without restriction, if:

                       (A) the Depositary, or any successor securities depositary, shall have notified the Company and the Trustee that it is unwilling or unable to continue to act as securities depositary with respect to such Notes and the Trustee shall not have been notified by the Company within ninety (90) days of the identity of a successor securities depositary with respect to such Notes;

                       (B) the  Company  shall have  delivered  to the Trustee a
                  Company Order to the effect that such Notes shall be so exchangeable on and after a date specified therein; or

                       (C) (I) an Event of Default  shall have  occurred  and be
                  continuing,

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

                  (II) the Trustee shall have given notice of such Event of Default pursuant to Section 802 of the Indenture and (III) there shall have been delivered to the Company and the Trustee an Opinion of Counsel to the effect that the interests of the beneficial owners of such Notes in respect thereof will be materially impaired unless such owners become Holders of definitive Notes;

it being understood that any such registration of transfer or exchange shall be effected in accordance with Section 305 of the Indenture;

                  (r) inapplicable;

                  (s) no service charge shall be made for the registration of transfer or exchange of the Notes; PROVIDED, HOWEVER, that the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with such transfer or exchange; and

                  (t)  [Section  113  of  the  Indenture   shall  apply  to  the
Securities][the provisions of the Fixed Rate Note shall apply in lieu of the provisions of Section 113].

                                    PART II

                  Set forth below in this Part II are additional terms of the series of Notes established hereby, as contemplated by clause (u) in the second paragraph of Section 301 of the Indenture.

                  (a) the Notes shall have such further terms as are set forth in the form(s) of [Fixed Rate] Note attached hereto;

                  (b) if the Company shall make any deposit of money and/or Government Obligations with respect to any Notes, or any portion of the principal amount thereof, as contemplated by Section 601 of the Indenture, the Company shall not deliver an Officer's Certificate described in clause (z) in the first paragraph of said Section 601 unless the Company shall also deliver to the Trustee, together with such Officer's Certificate, either:

                  (i) an instrument wherein the Company, notwithstanding the satisfaction and discharge of its indebtedness in respect of the Notes, shall assume the obligation (which shall be absolute and unconditional) to irrevocably deposit with the Trustee or Paying Agent such additional sums of money, if any, or additional Government Obligations (meeting the requirements of Section 601), if any, or any combination thereof, at such time or times, as shall be necessary, together with the money and/or Government Obligations theretofore so deposited, to pay when due the principal of and premium, if any, and interest due and to become due on such Notes or portions thereof, all in accordance with and subject to the provisions of said Section 601; PROVIDED, HOWEVER, that such instrument may state that the obligation of the Company to make additional deposits as aforesaid shall be subject to the delivery to the Company by the Trustee of a notice asserting the deficiency accompanied by an opinion of an independent public accountant of nationally recognized standing showing the calculation thereof (which

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

         opinion shall be obtained at the expense of the Company); or

                  (ii) an Opinion of Counsel to the effect that the Holders of such Notes, or portions of the principal amount thereof, will not recognize income, gain or loss for United States federal income tax purposes as a result of the satisfaction and discharge of the Company's indebtedness in respect thereof and will be subject to United States federal income tax on the same amounts, at the same times and in the same manner as if such satisfaction and discharge had not been effected; and

                  (c) if the Company engages in a conveyance or transfer of property as contemplated in Section 1005 of the Indenture, in addition to the requirements of Section 1005 of the Indenture, the Company will not be released and discharged from all obligations under the Indenture and the Notes unless the Company shall deliver to the Trustee an Opinion of Counsel to the effect that the Holders of such Notes, or portions of the principal amount thereof, will not recognize income, gain or loss for United States federal income tax purposes as a result of conveyance or transfer and will be subject to United States federal income tax on the same amounts, at the same times and in the same manner as if such conveyance or transfer had not been effected;

                  (d) for so long as the Notes are outstanding, the Company shall not consolidate with or merge into any other Person, or convey or otherwise transfer, or lease, all of its properties, as or substantially as an entirety, as contemplated by Section 1001 of the Indenture, to any Person if such person is organized and existing under the laws of Canada or any Province thereof.

                  (e) [Additional covenants will be inserted here]

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                  IN WITNESS WHEREOF, I have executed this Officer's Certificate this ___ day of __________, 200_.

                                            --------------------------------
                                            Name:
                                            Title:

                                       5
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                                                       FORM OF [FIXED RATE] NOTE
                   (See legend at the end of this Security for
                  restrictions on transfer and change of form)

                               AVISTA CORPORATION
                          _______________, Series _____

ORIGINAL INTEREST ACCRUAL DATE:             REDEEMABLE:   YES____ NO____
STATED MATURITY:                                    [REDEMPTION INFORMATION]
INTEREST RATE:

INTEREST PAYMENT DATES:
REGULAR RECORD DATES:
OTHER PROVISIONS:

                                OID: YES __ NO __
                            TOTAL AMOUNT OF OID (%):
                             YIELD TO MATURITY (%):
                                 INITIAL ACCRUAL
                                 PERIOD OID (%):
                            (CONSTANT - YIELD METHOD)

                        --------------------------------

                    This Security is not a Discount Security
              within the meaning of the within-mentioned Indenture.
                        --------------------------------

Principal Amount                                                Registered No.
$                                                               CUSIP

AVISTA CORPORATION, a corporation organized and existing under the laws of the State of Washington (herein called the "Company", which term includes any successor corporation under the Indenture referred to below), for value received, hereby promises to pay to or registered assigns, the principal sum of

                                                                         DOLLARS

on the Stated Maturity specified above, and to pay interest thereon from the Original Interest Accrual Date specified above or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on the Interest Payment Dates specified above in each year, commencing with the Interest Payment Date next succeeding the Original Interest Accrual Date specified above, and at Maturity, at the Interest Rate per annum specified above, until the principal hereof is paid or duly provided for. The interest so payable, and paid or duly provided for, on any Interest Payment Date shall, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date specified above (whether or not a Business
Day) next preceding such Interest Payment Date.  Notwithstanding  the foregoing,
(a) if the Original Interest Accrual Date of this Security is after a Regular Record Date and before the corresponding Interest Payment Date, interest so payable for the period from and including the Original Interest Accrual Date to but excluding such Interest Payment Date shall be paid on the next succeeding Interest Payment Date to the Holder hereof on the related Regular Record Date; and (b) interest payable at Maturity shall be paid to the Person to whom principal shall be paid. Except as otherwise provided in said Indenture, any such interest not so paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Unpaid Interest to be fixed by the Trustee, notice of which shall be given to Holders of Securities of this series not less than 15 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

                  Payment of the principal of and premium, if any, on this Security and interest hereon at Maturity shall be made upon presentation of this Security at the Corporate Trust Office of The Chase Manhattan Bank in New York, New York, or at such other office or agency as may be designated for such purpose by the Company from time to time. Payment of interest on this Security (other than interest at Maturity) shall be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register, except that if such Person shall be a securities depositary, such payment may be made by such other means in lieu of check, as shall be agreed upon by the Company, the Trustee and such Person. Payment of the principal of and premium, if any, and interest on this Security, as aforesaid, shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

                  This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and issuable in one or more series under and equally secured by an Indenture, dated as of April 1, 1998 (such Indenture as originally executed and delivered and as supplemented or amended from time to time thereafter, together with any constituent instruments establishing the terms of particular Securities, being herein called the "Indenture"), between the Company and The Chase Manhattan Bank, trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the respective rights, limitations of rights, duties and immunities of the Company, the Trustee and the Holders of the Securities thereunder and of the terms and conditions upon which the Securities are, and are to be, authenticated and delivered and secured. The acceptance of this Security shall be deemed to constitute the consent and agreement by the Holder hereof to all terms and provisions of the Indenture. This Security is one of the series designated above.

                  If any Interest Payment Date, any Redemption Date or the Stated Maturity shall not be a Business Day (as hereinafter defined), payment of the amounts due on this Security on such date may be made on the next succeeding Business Day; and if such payment is made or duly provided for on such Business Day, no interest shall accrue on such amounts for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be, to such Business Day.

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

                  [Insert provisions, if any, for redemption at the option of the Company.]

                  [Insert provisions, if any, for redemption pursuant to a sinking fund or analogous provision or at the option of the Holder.]

                  Notice of redemption [(other than at the election of the Holder)] shall be given by mail to Holders of Securities, not less than 30 days nor more than 60 days prior the date fixed for redemption, all as provided in the Indenture. As provided in the Indenture, notice of redemption at the election of the Company as aforesaid may state that such redemption shall be conditional upon the receipt by the Trustee of money sufficient to pay the principal of and premium, if any and interest, if any, on this Security on or prior the date fixed for such redemption; a notice of redemption so conditioned shall be of no force or effect if such money is not so received and, in such event, the Company shall not be required to redeem this Security.

                  In the event of redemption of this Security in part only, a new Security or Securities of this series, of like tenor, for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

                  [Insert provisions, if any, for conversion of the Security.]

                  If an Event of Default shall occur and be continuing, the principal of this Security may be declared due and payable in the manner and with the effect provided in the Indenture.

                  The Indenture permits, with certain exceptions as therein provided, the Trustee to enter into one or more supplemental indentures for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Indenture with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities of all series then Outstanding under the Indenture, considered as one class; provided, however, that if there shall be Securities of more than one series Outstanding under the Indenture and if a proposed supplemental indenture shall directly affect the rights of the Holders if Securities of one or more, but less than all, of such series, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Securities of all series so directly affected, considered as one class, shall be required; and provided, further, that if the Securities of any series shall have been issued in more than one Tranche and if the proposed supplemental indenture shall directly affect the rights of the Holders of Securities of one or more, but less than all, of such Tranches, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Securities of all Tranches so directly affected, considered as one class, shall be required; and provided, further, that the Indenture permits the Trustee to enter into one or more supplemental indentures for limited purposes without the consent of any Holders of Securities. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Securities then Outstanding, on behalf of the Holders of all Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange thereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

                  As provided in the Indenture and subject to certain limitations therein set forth, this Security or any portion of the principal amount hereof will be deemed to have been paid for all purposes of the Indenture and to be no longer Outstanding thereunder, and, at the election of the Company, the Company's entire indebtedness in respect thereof will be satisfied and discharged, if there has been irrevocably deposited with the Trustee or any Paying Agent (other than the Company), in trust, money in an amount which will be sufficient and/or Eligible Obligations, the principal of and interest on which when due, without regard to any reinvestment thereof, will provide moneys which, together with moneys so deposited, will be sufficient to pay when due the principal of and interest on this Security when due.

                  The Indenture contains terms, provisions and conditions relating to the consolidation or merger of the Company with or into, and the conveyance or other transfer, or lease, of assets to, another Person, to the assumption by such other Person, in certain circumstances, of all of the obligations of the Company under the Indenture and on the Securities and to the release and discharge of the Company, in certain circumstances, from such obligation.

                  As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the corporate trust office of JPMorgan Chase Bank in New York, New York, or such other office or agency as may be designated by the Company from time to time, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series of authorized denominations and of like tenor and aggregate principal amount, will be issued to the designated transferee or transferees.

                  The Securities of this series are issuable only as registered Securities, without coupons, and in denominations of $1,000 or any amount in excess thereof that is an integral multiple of $1,000. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this Series are exchangeable for a like aggregate principal amount of Securities of the same series and Tranche, of any authorized denominations, as requested by the Holder surrendering the same, and of like tenor upon surrender of the Security or Securities to be exchanged at the corporate trust office of JPMorgan Chase Bank in New York, New York, or such other office or agency as may be designated by the Company from time to time.

                  No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  Prior to due surrender of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the absolute owner hereof for all purposes (subject to Section 307 of the Indenture), whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

                  The Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture

Act shall be applicable.

                  As used herein, "Business Day" means any day, other than a Saturday or Sunday, which is not a day on which banking institutions or trust companies in The City of New York, New York or other city in which is located any office or agency maintained for the payment of principal, premium, if any, or interest on this Security, are authorized or required by law, regulation or executive order to remain closed. All other terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                  As provided in the Indenture, no recourse shall be had for the payment of the principal of or premium, if any, or interest on any Securities, or any part thereof, or for any claim based thereon or otherwise in respect thereof, or of the indebtedness represented thereby, or upon any obligation, covenant or agreement under the Indenture, against, and no personal liability whatsoever shall attach to, or be incurred by, any incorporator, shareholder, officer or director, as such, past, present or future of the Company or of any predecessor or successor corporation (either directly or through the Company or a predecessor or successor corporation), whether by virtue of any constitutional provision, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that the Indenture and all the Securities are solely corporate obligations and that any such personal liability is hereby expressly waived and released as a condition of, and as part of the consideration for, the execution of the Indenture and the issuance of the Securities.

                  Unless the certificate of authentication hereon has been executed by the Trustee or an Authenticating Agent by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                  IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                           AVISTA CORPORATION

                           By:
                                ------------------------------------------
                                    [Title]

                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:
      ---------------------------------

                                            OR
         ------------------------------           ------------------------------

         ------------------------------           ------------------------------
         as Trustee                                          as Trustee

By:                                               By:  [                ],
      ---------------------------------
         Authorized Officer

                                                        AS AUTHENTICATING AGENT

                                                  By:

                                                     ---------------------------
                                                        Authorized Officer

                  THIS SECURITY MAY NOT BE TRANSFERRED OR EXCHANGED, NOR MAY ANY PURPORTED TRANSFER BE REGISTERED, EXCEPT (I) THIS SECURITY MAY BE TRANSFERRED IN WHOLE, AND APPROPRIATE REGISTRATION OF TRANSFER EFFECTED, IF SUCH TRANSFER IS BY CEDE & CO., AS NOMINEE FOR THE DEPOSITORY TRUST COMPANY (THE "DEPOSITARY"), TO THE DEPOSITARY, OR BY THE DEPOSITARY TO ANOTHER NOMINEE THEREOF, OR BY ANY NOMINEE OF THE DEPOSITARY TO ANY OTHER NOMINEE THEREOF, OR BY THE DEPOSITARY OR ANY NOMINEE THEREOF TO ANY SUCCESSOR SECURITIES DEPOSITARY OR ANY NOMINEE THEREOF; AND (II) THIS SECURITY MAY BE EXCHANGED FOR DEFINITIVE SECURITIES REGISTERED IN THE RESPECTIVE NAMES OF THE BENEFICIAL HOLDERS HEREOF, AND THEREAFTER SHALL BE TRANSFERABLE WITHOUT RESTRICTIONS IF: (A) THE DEPOSITARY, OR ANY SUCCESSOR SECURITIES DEPOSITARY, SHALL HAVE NOTIFIED THE COMPANY AND THE TRUSTEE THAT IT IS UNWILLING OR UNABLE TO CONTINUE TO ACT AS SECURITIES
DEPOSITARY WITH RESPECT TO THE SECURITIES AND THE TRUSTEE SHALL NOT HAVE BEEN NOTIFIED BY THE COMPANY WITHIN NINETY (90) DAYS OF THE IDENTITY OF A SUCCESSOR SECURITIES DEPOSITARY WITH RESPECT TO THE SECURITIES; (B) THE COMPANY SHALL HAVE DELIVERED TO THE TRUSTEE A COMPANY ORDER TO THE EFFECT THAT THE SECURITIES SHALL BE SO EXCHANGEABLE ON AND AFTER A DATE SPECIFIED THEREIN; OR (C)(1) AN EVENT OF DEFAULT SHALL HAVE OCCURRED AND BE CONTINUING, (2) THE TRUSTEE SHALL HAVE GIVEN NOTICE OF SUCH EVENT OF DEFAULT PURSUANT TO SECTION 802 OF THE INDENTURE AND (3) THERE SHALL HAVE BEEN DELIVERED TO THE COMPANY AND THE TRUSTEE AN OPINION OF COUNSEL TO THE EFFECT THAT THE INTERESTS OF THE BENEFICIAL OWNERS OF THE SECURITIES IN RESPECT THEREOF WILL BE MATERIALLY IMPAIRED UNLESS SUCH OWNERS BECOME HOLDERS OF DEFINITIVE SECURITIES.

                               -------------------

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto



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     [please insert social security or other identifying number of assignee]



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            [please print or typewrite name and address of assignee]



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the within Security of AVISTA CORPORATION and does hereby irrevocably constitute and appoint _________________, Attorney, to transfer said Security on the books of the within-mentioned Company, with full power of substitution in the premises.

Dated:   ________________

                           --------------------------

Notice: The signature to this assignment must correspond with the name as written upon the face of the Security in every particular without alteration or enlargement or any change whatsoever.